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EXHIBIT 1A-13

TESTING THE WATERS

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1A-13-1

1A-13-2

1A-13-3

1A-13-4

1A-13-5

1A-13-6

1A-13-7

1A-13-8

1A-13-9

1A-13-10

1A-13-11

1A-13-12

1A-13-13

1A-13-14

1A-13-15

1A-13-16

1A-13-17

1A-13-18

1A-13-19

1A-13-20